                                                                     EXHIBIT 4.8















                      VERITAS DGC INC. SHARE INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                                                          SECTION


ARTICLE I             PURPOSE AND TERM

         Purpose  .............................................................................................1.1

         Term of Plan..........................................................................................1.2

ARTICLE II            DEFINITIONS

         Affiliate.............................................................................................2.1

         Award    .............................................................................................2.2

         Award Agreement.......................................................................................2.3

         Board    .............................................................................................2.4

         Change in Control.....................................................................................2.5

         Code     .............................................................................................2.6

         Committee.............................................................................................2.7

         Company  .............................................................................................2.8

         Deferred Share Unit...................................................................................2.9

         Deferred Share Unit Agreement........................................................................2.10

         Deferred Share Unit Award............................................................................2.11

         Disability...........................................................................................2.12

         Effective Time.......................................................................................2.13

         Employee ............................................................................................2.14

         Exchange Act.........................................................................................2.15

         Existing Restricted Stock Plans......................................................................2.16

         Existing Stock Option Plans..........................................................................2.17

         Fair Market Value....................................................................................2.18

         Holder   ............................................................................................2.19

         Incentive Stock Option...............................................................................2.20

         Mature Shares........................................................................................2.21

         Non-Employee Director................................................................................2.22

         Nonqualified Stock Option............................................................................2.23

         Option   ............................................................................................2.24

         Option Agreement.....................................................................................2.25

         Performance Goal.....................................................................................2.26

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                          SECTION

         Performance Shares...................................................................................2.27

         Performance Share Agreement..........................................................................2.28

         Performance Share Award..............................................................................2.29

         Plan     ............................................................................................2.30

         Restricted Shares....................................................................................2.31

         Restricted Share Agreement...........................................................................2.32

         Restricted Share Award...............................................................................2.33

         Retirement...........................................................................................2.34

         Shares   ............................................................................................2.35

         Share Appreciation Right................... .........................................................2.36

         Share Appreciation Right Agreement ..................................................................2.37

ARTICLE III           ELIGIBILITY

ARTICLE IV            GENERAL PROVISIONS RELATING TO AWARDS

         Authority to Grant Awards.............................................................................4.1

         Dedicated Shares; Maximum Awards......................................................................4.2

         Non-Transferability...................................................................................4.3

         Requirements of Law...................................................................................4.4

         Changes in the Company's Capital Structure............................................................4.5

ARTICLE V             OPTIONS AND SHARE APPRECIATION RIGHTS

         Type of Option........................................................................................5.1

         Exercise Price........................................................................................5.2

         Duration of Options...................................................................................5.3

         Amount Exercisable....................................................................................5.4

         Exercise of Options...................................................................................5.5

         Substitution Options..................................................................................5.6

         Limitations on Grants and Terms of Incentive Stock Options............................................5.7

         Share Appreciation Rights.............................................................................5.8

         No Rights as Shareholder .............................................................................5.9

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                          SECTION

ARTICLE VI            RESTRICTED SHARE AWARDS

         Restricted Share Awards...............................................................................6.1

         Holder's Rights as Shareholder........................................................................6.2

ARTICLE VII           PERFORMANCE SHARE AWARDS

         Performance Share Awards..............................................................................7.1

         Holder's Rights as Shareholder........................................................................7.2

         Increases Prohibited..................................................................................7.3

ARTICLE VIII          DEFERRED SHARE UNITS AWARDS

         Deferred Share Unit Awards............................................................................8.1

         Payments Under Deferred Share Unit Awards.............................................................8.2

         Holder's Rights as Shareholder........................................................................8.3

ARTICLE IX            SUBSTITUTION AWARDS

ARTICLE X             ADMINISTRATION

ARTICLE XI            AMENDMENT OR TERMINATION PLAN

ARTICLE XII           MISCELLANEOUS

         No Establishment of a Trust Fund.....................................................................12.1

         No Employment or Affiliation Obligation..............................................................12.2

         Forfeiture...........................................................................................12.3

         Tax Withholding......................................................................................12.4

         Written Agreement....................................................................................12.5

         Indemnification of the Committee.....................................................................12.6

         Gender.  ............................................................................................12.7

         Headings ............................................................................................12.8

         Other Compensation Plans.............................................................................12.9

         Other Awards........................................................................................12.10

         Persons Residing Outside of the United States.......................................................12.11

         Governing Law.......................................................................................12.12

                                    ARTICLE I

                                PURPOSE AND TERM

         1.1 PURPOSE. The Plan is intended to advance the best interests of the Company and its shareholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or any of its Affiliates.

         1.2 TERM OF PLAN. Subject to earlier termination by the Committee pursuant to Article XI, no Award will be granted under this Plan after July 31, 2012 (the "termination date"). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

                                   ARTICLE II

                                   DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

         2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in the chain.

         2.2 "AWARD" means any Option, Share Appreciation Right, Deferred Share Unit Award, Restricted Share Award or Performance Share Award granted under the Plan.

         2.3 "AWARD AGREEMENT" means a written agreement evidencing an Award granted under the Plan.

         2.4 "BOARD" means the board of directors of the Company.

         2.5 "CHANGE IN CONTROL" means the occurrence of any of the following events:

                  (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the total voting power of all of the Company's then outstanding securities entitled to vote generally in the election of directors to the Board; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:
         (i) any acquisition by the Company or its Affiliates, (ii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or its Affiliates, or (iii) any acquisition consummated with the prior approval of the Board; or

                  (b) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                  (c) The Company becomes a party to a consummated merger, plan of reorganization, consolidation or share exchange in which either (i) the Company is not the surviving corporation or (ii) the Company is the surviving corporation and any outstanding Shares are converted into shares of any other company (other than a re-incorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional shares); or

                  (d) The consummation of a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half (1/2) or more of the members of the Board or the board of directors of such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

                  (e) Upon approval by the Company's shareholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to an Affiliate; or

                  (f) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

         Notwithstanding the occurrence of any of the foregoing events of this
Section 2.5 which would otherwise result in a Change in Control, the Board may determine in its complete discretion, if it deems to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be a Change in Control, or after such event if made by the board of directors, a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be a Change in Control.

         2.6 "CODE" means the United States Internal Revenue Code of 1986, as amended.

         2.7 "COMMITTEE" means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of Section 162(m) of the Code must satisfy the requirements of "outside director" status within the meaning of Section

162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3, the requirements of Rule 16b-3(d)(1) with respect to committee action must also be satisfied.

         2.8 "COMPANY" means Veritas DGC Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

         2.9 "DEFERRED SHARE UNIT" means a unit credited to a Holder's ledger account maintained by the Company pursuant to Article VIII.

         2.10 "DEFERRED SHARE UNIT AGREEMENT" means a written agreement entered into between the Company and the Holder setting forth the terms and conditions pursuant to which a Deferred Share Unit Award is granted.

         2.11 "DEFERRED SHARE UNIT AWARD" means an Award granted pursuant to
Article VIII.

         2.12 "DISABILITY" means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to disability income payments under the Company's long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is not covered, for whatever reason (including, without limitation, because the Holder is a Non-Employee Director), under the Company's long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, and with respect to Incentive Stock Options, "Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

         2.13 "EFFECTIVE TIME" means the time the shareholders of the Company approve of the adoption of the Plan.

         2.14 "EMPLOYEE" means a person employed by the Company or any Affiliate as a common law employee (including an officer, as such term is defined in Rule 16a-1 under the Exchange Act).

         2.15 "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

         2.16 "EXISTING RESTRICTED STOCK PLANS" means (i) the Veritas DGC Inc. Restricted Stock Agreements (as filed with the Securities and Exchange Commission on a Form S-8 dated March 31, 1998); (ii) the Veritas DGC Inc. Restricted Stock Plan; and (iii) the Veritas DGC Inc. 2001 Key Employee Restricted Stock Plan.

         2.17 "EXISTING STOCK OPTION PLANS" means (i) the Veritas DGC Inc. 1992 Employee Nonqualified Stock Option Plan; (ii) the Veritas DGC Inc. 1992 Non-Employee Director Stock

Option Plan; and (iii) the Veritas DGC Inc. 2001 Key Employee Nonqualified Stock Option Plan.

         2.18 "FAIR MARKET VALUE" of one Share means the last reported sale price for the Share on the principal exchange on which the Share is traded on the business day immediately preceding the date for which the Fair Market Value is being determined (or, if the Share was not traded on such immediately preceding date, on the immediately preceding date on which the Share was so traded).

         2.19 "HOLDER" means a person who has been granted an Award or any person who is entitled to receive Shares (and/or cash in the case of a Share Appreciation Right) under an Award.

         2.20 "INCENTIVE STOCK OPTION" means an Option which is designated as an incentive stock option and satisfies the requirements of Section 422 of the Code.

         2.21 "MATURE SHARES" means Shares that the Holder has held for at least six months.

         2.22 "NON-EMPLOYEE DIRECTOR" means an individual, who is not an employee of the Company, who is elected by the shareholders of the Company, or in the case of a vacancy or newly created position, by the other directors, to serve on the Board who performs the functions of a director set forth in the Company's charter documents and bylaws.

         2.23 "NONQUALIFIED STOCK OPTION" means an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under the Plan and not an incentive stock option under the Code.

         2.24 "OPTION" means an option to purchase Shares granted under the Plan. The Committee shall designate any Option granted under the Plan as a Nonqualified Stock Option or an Incentive Stock Option..

         2.25 "OPTION AGREEMENT" means a written contract setting forth the terms and conditions of an Option.

         2.26 "PERFORMANCE GOAL" means a standard established by the Committee to determine in whole or in part whether a Performance Share Award shall be earned.

         2.27 "PERFORMANCE SHARES" means Shares issued or granted under the Plan pursuant to a Performance Share Agreement.

         2.28 "PERFORMANCE SHARE AGREEMENT" means the written agreement entered into between the Company and the Holder setting forth the terms and conditions pursuant to which a Performance Share Award is granted.

         2.29 "PERFORMANCE SHARE AWARD" means an authorization by the Committee to issue or transfer Performance Shares to a Holder.

         2.30 "PLAN" means the Veritas DGC Inc. Share Incentive Plan, as set forth in this document and as it may be amended from time to time.

         2.31 "RESTRICTED SHARES" means Shares issued or granted under the Plan pursuant to a Restricted Share Agreement.

         2.32 "RESTRICTED SHARE AGREEMENT" means the written agreement entered into between the Company and the Holder setting forth the terms and conditions pursuant to which a Restricted Share Award is granted.

         2.33 "RESTRICTED SHARE AWARD" means an authorization by the Committee to issue or transfer Restricted Shares to a Holder.

         2.34 "RETIREMENT" means in the case of an Employee, the occurrence of the Employee's voluntary termination of employment with the Company and all Affiliates after (1) he has attained the age of 62 and completed ten years of employment with the Company and/or any Affiliate, including any predecessor thereto, or (2) he has attained such other retirement age as may be specified in the Employee's Award Agreement.

         2.35 "SHARES" means the common stock of the Company, $.01 par value per share, or, in the event that the outstanding ordinary shares are later changed into or exchanged for a different class of shares or securities of the Company or another corporation, that other share or security. Shares, when issued, may be represented by a certificate or by book or electronic entry.

         2.36 "SHARE APPRECIATION RIGHT" means any right granted under Section
5.8 of the Plan.

         2.37 "SHARE APPRECIATION RIGHT AGREEMENT" means a written agreement entered into between the Company and the Holder setting forth the terms and conditions pursuant to which a Share Appreciation Right is granted.

                                   ARTICLE III

                                   ELIGIBILITY

         The individuals who shall be eligible to receive Awards shall be those persons, including Employees, consultants, advisors and Non-Employee Directors, who have substantial responsibility for the management and growth of the Company or any of its Affiliates as the Committee shall determine from time to time. A consultant or advisor may be selected only if such person's participation in the Plan would not adversely affect (i) the Company's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under the Plan by the Company; or (ii) the Company's compliance with any other applicable laws.




                                      III-1

                                   ARTICLE IV

                      GENERAL PROVISIONS RELATING TO AWARDS

         4.1 AUTHORITY TO GRANT AWARDS. The Committee may grant Awards to those Employees of the Company or any of its Affiliates and other eligible persons as it shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of Shares to be covered by any Award to be granted to any person shall be as determined by the Committee.

         4.2 DEDICATED SHARES; MAXIMUM AWARDS. The aggregate number of Shares with respect to which Awards may be granted under the Plan is the sum of the following: (i) 1,200,000, not more than 300,000 of which may be granted in a form other than Stock Options; (ii) that number equal to the number of Shares available for issuance under the Existing Stock Option Plans and Existing Restricted Stock Plans, which Shares are not the subject of an option or restricted stock award granted under such plans as of the Effective Time; and
(iii) that number equal to the number of Shares subject to unexercised options or unvested restricted stock awards granted prior to the Effective Time under the Existing Stock Option Plans and Existing Restricted Stock Plans that expire or are cancelled, terminated or forfeited after the Effective Time but prior to exercise or vesting. The maximum number of Shares with respect to which Incentive Stock Options may be granted under the Plan is 2,000,000 Shares. The maximum number of Shares with respect to which Options and Share Appreciation Rights may be granted to any person under the Plan during any three consecutive calendar years is 500,000, and the number of Performance Shares that may be issued to an individual during any three consecutive calendar years cannot exceed 250,000. Each of the foregoing numerical limits stated in this Section
4.2 shall be subject to adjustment in accordance with the provisions of Section
4.5. The number of Shares stated in this Section 4.2 shall also be increased by such number of Shares as become subject to substitute Awards granted pursuant to
Article IX; provided, however, that such increase shall be conditioned upon the approval of the shareholders of the Company. If any outstanding Award expires or terminates for any reason, is settled in cash in lieu of Shares or any Award is surrendered, the Shares allocable to the unexercised portion of that Award may again be subject to an Award granted under the Plan. If the exercise price of an Option is paid in Shares or Shares are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. If a Share Appreciation Right is exercised, only the number of Shares actually issued shall be charged against the maximum number of Shares that may be delivered pursuant to Awards under this Plan.

         4.3 NON-TRANSFERABILITY. Except as specified in the applicable Award Agreements or in domestic relations court orders, Awards shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

         4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Shares under any Award if issuing those Shares would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Shares unless the Committee has received evidence satisfactory to it to the effect that the Holder of that Award will not transfer the Shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Shares covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Shares issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the Shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or Share Appreciation Right or vesting under an Award, or the issuance of Shares pursuant thereto, to comply with any law or regulation of any governmental authority.

         4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

                  (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Shares or Share rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a Share dividend, or other increase or reduction of the number of Shares outstanding, without receiving compensation for money, services or property, then (i) the number, class or series and per Share price of Shares subject to outstanding Options or Share Appreciation Rights under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or Share Appreciation Right, for the same aggregate cash consideration, the equivalent total number and class or series of Shares the Holder would have received had the Holder exercised his or her Option or Share Appreciation Right in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of Shares then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Shares then reserved, that number and class or series of Shares that would have been received by the owner of an equal number of outstanding Shares of each class or series of Shares as the result of the event requiring the adjustment.

                  (c) If while unexercised Options or Share Appreciation Rights remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved or
         (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury Regulations) that is not described in clauses (i), (ii) or
         (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as otherwise provided in an Option Agreement or Share Appreciation Right Agreement (provided that such exceptions shall not apply in the case of a reincorporation merger), or in Section 4.5(d), or as a result of the Committee's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option or Share Appreciation Right then outstanding may be exercised, and no later than ten days after the approval by the shareholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Options or Share Appreciation Rights held by any individual Holder (provided that, with respect to a reincorporation merger in which holders of the Company's ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Option, Share Appreciation Right and Restricted Share shall automatically convert into an Option, Share Appreciation Right or Restricted Share of the successor corporation exercisable, in the case of an Option or Share Appreciation Right, for the same number of ordinary shares of the successor as the Option or Share Appreciation Right was exercisable for ordinary shares of the Company):

                           (1) accelerate the time at which some or all of the
                  Options or Share Appreciation Rights then outstanding may be exercised so that such Options or Share Appreciation Rights may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Options or Share Appreciation Rights that remain unexercised and all rights of Holders thereunder shall terminate;

                           (2) require the mandatory surrender to the Company by
                  all or selected Holders of some or all of the then outstanding Options or Share Appreciation Rights held by such Holders (irrespective of whether such Options or Share Appreciation Rights are then exercisable under the provisions of the Plan or the Option Agreements or Share Appreciation

                  Right Agreements evidencing such Options or Share Appreciation Rights) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and Share Appreciation Rights and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to shareholders of the Company in connection with such Corporate Change over the exercise prices under such Options or Share Appreciation Rights for such shares;

                           (3) with respect to all or selected Holders, have
                  some or all of their then outstanding Options or Share Appreciation Rights (whether vested or unvested) assumed or have a new Option or Share Appreciation Right substituted for some or all of their then outstanding Options or Share Appreciation Rights (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Shares subject to the Option or Share Appreciation Right immediately after the assumption or substitution over the aggregate exercise price of such Shares is equal to the excess of the aggregate fair market value of all Shares subject to the Option or Share Appreciation Right immediately before such assumption or substitution over the aggregate exercise price of such Shares, and (B) the assumed rights under such existing Option or Share Appreciation Right or the substituted rights under such new Option or Share Appreciation Right as the case may be will have the same terms and conditions as the rights under the existing Option or Share Appreciation Right assumed or substituted for, as the case may be;

                           (4) provide that the number and class or series of
                  Shares covered by an Option or Share Appreciation Right (whether vested or unvested) theretofore granted shall be adjusted so that such Option or Share Appreciation Right when exercised shall thereafter cover the number and class or series of Shares or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of Shares then covered by such Option or Share Appreciation Right; or

                           (5) make such adjustments to Options and Share
                  Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

                  In effecting one or more of alternatives (3), (4) or (5) above, and except as otherwise may be provided in an Option Agreement or Share Appreciation Right Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Options or Share Appreciation Rights then outstanding may be exercised.

                  (d) In the event of the occurrence of a Change in Control, an outstanding Option or Share Appreciation Right shall be fully exercisable immediately upon the occurrence of the Change in Control unless otherwise expressly provided in the Holder's Option Agreement or Share Appreciation Right Agreement; provided, however, that nothing in this paragraph (d) of Section 4.5 shall preclude the Committee from effecting any of alternatives (2), (3), (4) or (4) of paragraph (c) of
         Section 4.5. The provisions of this paragraph (d) of Section 4.5 may not be deleted or amended to adversely affect an Option or Share Appreciation Right granted under the Plan without the prior written consent of the Holder of the Option or Share Appreciation Right, unless the Holder's Option Agreement or Share Appreciation Right Agreement expressly provides otherwise.

                  (e) In the event of the occurrence of a Change in Control, a Holder of an outstanding Restricted Share Award, Deferred Share Unit Award or Performance Share Award shall have a fully nonforfeitable and transferable interest in his Restricted Share Award, Deferred Share Unit Award, or Performance Share Award immediately upon the occurrence of the Change in Control unless otherwise expressly provided in the Holder's Restricted Share Award, Deferred Share Unit Award or Performance Share Award. The provisions of this paragraph (e) of
         Section 4.5 may not be deleted or amended to adversely affect a Restricted Share Award, Deferred Share Unit Award or Performance Share Award granted under the Plan without the prior written consent of the Holder of the Award, unless the Holder's Restricted Share Award Agreement, Deferred Share Unit Award Agreement or Performance Share Agreement expressly provides otherwise.

                  (f) In the event of changes in the outstanding Shares by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option or Share Appreciation Right and not otherwise provided for by this Section 4.5, any outstanding Options and Share Appreciation Rights and any agreements evidencing such Options and Share Appreciation Rights shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Shares or other consideration subject to such Options and Share Appreciation Rights. In the event of any such change in the outstanding Shares, the aggregate number of Shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

                  (g) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Shares appropriately adjusted based on the manner in which the Shares were adjusted under the terms of the agreement of merger or consolidation.

                  (h) The issuance by the Company of Shares of any class or series, or securities convertible into, or exchangeable for, Shares of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of Shares or obligations of the Company convertible into, or exchangeable for, Shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of Shares then subject to outstanding Options, Share Appreciation Rights, Deferred Share Unit Awards, Restricted Share Awards, or Performance Share Awards.

                  (i) The portion of any Incentive Stock Option accelerated in connection with a Change in Control or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent exceeded, the accelerated portion of the Option shall be exercisable as a Nonqualified Stock Option under the Code.

                                    ARTICLE V

                      OPTIONS AND SHARE APPRECIATION RIGHTS

         5.1 TYPE OF OPTION. The Committee will designate each Option granted under the Plan as either an Incentive Stock Option or a Nonqualified Stock Option and such designation shall be set forth in the applicable Option Agreement. Any Option granted hereunder that is not designated as an Incentive Stock Option will be deemed to be designated a Nonqualified Stock Option under the Plan and not an incentive stock option under the Code. Incentive Stock Options shall be subject to the provisions of Section 5.7 in addition to the provisions hereof applicable to Options generally.

         5.2 EXERCISE PRICE. The price at which Shares may be purchased under an Option shall not be less than 100 percent (110 percent in the case of a Holder described in Section 5.7(d) purchasing Shares under an Incentive Stock Option) of the Fair Market Value of the Shares on the date the Option is granted.

         5.3 DURATION OF OPTIONS. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in Section 5.3(a), or
(ii) the period of time specified herein that follows the Holder's Retirement, Disability, death or other severance of the employment or affiliation relationship between the Holder and the Company and all Affiliates. Unless the Holder's Option Agreement specifies otherwise, an Option shall not continue to vest after the severance of the employment or affiliation relationship between the Company and all Affiliates for any reason other than the death or Disability of the Holder.

                  (a) General Term of Option. Unless the Option Agreement specifies a shorter general term, an Option shall expire on the tenth anniversary of the date the Option is granted (the fifth anniversary of the date the Option is granted in the case of an Incentive Stock Option granted to a Holder described in Section 5.7(d)).

                  Early Termination of Option Due to Severance of Employment or Affiliation Relationship (Other Than for Death, Disability or Retirement). Except as may be otherwise expressly provided in an Option Agreement, and subject to Section 12.3, an Option that has been granted to a person other than a Non-Employee Director shall terminate on the earlier of (1) the date of the expiration of the general term of the Option or (2) one day less than three months after the date of the termination of employment or affiliation relationship between the Holder and the Company and all Affiliates for any reason other than the death, Disability or Retirement of the Holder, during which period the Holder shall be entitled to exercise the Option in respect of the number of Shares that the Holder would have been entitled to purchase had the Holder exercised the Option on the date of such termination of employment or affiliation. Unless Company policy or the Committee otherwise provides, the employment or affiliation relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Holder on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company and all Affiliates may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires.

                  (b) Early Termination of Option Due to Death. In the case of an Option granted to a person other than a Non-Employee Director, unless the Option Agreement specifies otherwise, and subject to Section 12.3, in the event of the severance of the employment or Affiliation relationship between the Holder and the Company and all Affiliates due to death before the date of expiration of the general term of the Option, the Holder's Option shall terminate on the earlier of the date of expiration of the general term of the Option or the first anniversary of the date of the Holder's death.

                  (c) Early Termination of Option Due to Disability. In the case of an Option granted to a person other than a Non-Employee Director, unless the Option Agreement specifies otherwise, and subject to Section 12.3, in the event of the severance of the employment relationship between the Holder and the Company and all Affiliates due to Disability before the date of the expiration of the general term of the Option, the Holder's Option shall terminate on the earlier of the expiration of the general term of the Option or the day before the first anniversary of the date of the termination of the employment or Affiliation relationship between the Holder and the Company and all Affiliates due to Disability.

                  (d) Early Termination of Option Due to Retirement. Unless the Option Agreement specifies otherwise, and subject to Section 12.3, in the event of the severance of the employment relationship between the Holder and the Company and all Affiliates by reason of Retirement before the expiration of the general term of the Option, the Holder's Option shall terminate on the earlier of the expiration of the general term of the Option or three years (one day less than three months in the case of an Incentive Stock Option) after the date of the termination of the employment relationship between the Holder and the Company and all Affiliates due to Retirement.

                  (e) Early Termination of Option Granted to Non-Employee Director. Except as may be otherwise expressly provided in an Option Agreement, and subject to Section 12.3, an Option that has been granted to a Non-Employee Director shall terminate on the earlier of (1) the date of the expiration of the general term of the Option or (2) the date that is three years after the Non-Employee Director is no longer a director of the Company for any reason.

         After the death of the Holder, the Holder's executors, administrators or any person or persons to whom the Holder's Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option, in respect to the number of all of the remaining unexercised and unexpired Shares subject to the Option.

         5.4 AMOUNT EXERCISABLE. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion. If a Holder incurs a severance of the employment or affiliation relationship with the

Company and all Affiliates due to death or Disability, the Holder's Option will be immediately exercisable in full on the date of the severance of the employment or affiliation relationship.

         5.5 EXERCISE OF OPTIONS. Subject to the provisions contained in the Plan and in a Holder's Option Agreement, Options may be exercised in whole or in part from time to time by request to the Company. Except in the case of exercise by a third party broker as provided below, payment of the exercise price and any applicable tax withholding amounts must be made at the time of exercise by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the exercise price under the Option,
(b) Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the Option, (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (d) except as specified below, any other form of payment which is acceptable to the Committee. If Mature Shares are used for payment by the Holder, the aggregate Fair Market Value of the Shares tendered must be equal to or less than the aggregate exercise price of the Shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company.

         The Committee may permit a Holder to elect to pay the exercise price by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

         The Committee shall not permit a Holder to pay such Holder's exercise price upon the exercise of an Option by having the Company reduce the number of Shares that will be delivered pursuant to the exercise of the Option. In addition, the Committee shall not permit a Holder to pay such Holder's exercise price upon the exercise of an Option by using Shares other than Mature Shares.

         An Option may not be exercised for a fraction of a Share.

         5.6 SUBSTITUTION OPTIONS. Options may be granted under the Plan from time to time in substitution for options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of shares of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

         5.7 LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.

                  (a) $100,000 Limit. To the extent that the aggregate "Fair Market Value" of stock with respect to which incentive stock options first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both Shares subject to Incentive Stock Options under the Plan and stock subject to incentive stock options under all other plans of the Company or any Affiliate, such options shall be treated as Nonqualified Stock Options. For this purpose, the "Fair Market Value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

                  (b) Option Period. Each Option and all rights thereunder shall expire no later than 10 years after the Option is granted.

                  (c) Other Code Limits. Incentive Stock Options may only be granted to key Employees of the Company or its Affiliates. There shall be imposed in any Option Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

                  (d) Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         5.8 SHARE APPRECIATION RIGHTS. The Committee may grant Share Appreciation Rights under the Plan. Each Share Appreciation Right shall be evidenced by a Share Appreciation Right Agreement which shall specify the term of the Share Appreciation Right as well as vesting and termination provisions. Subject to the terms of the Plan, a Share Appreciation Right granted under the Plan shall confer on the Holder a right to receive, upon exercise thereof, payment of an amount equal to the excess of (a) the Fair Market Value of one Share on the date of exercise over the (b) the grant price of the right, which shall not be less than the Fair Market Value of one Share on the date of grant of the Share Appreciation Right and in no event less than par value of one Share. The Committee may impose such conditions or restrictions on the exercise of any Share Appreciation Right as it may deem appropriate.

         The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under preceding paragraph, either solely in cash, solely in Shares (valued at Fair Market Value on the date of exercise of the Share Appreciation Right), or partly in Shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. To the extent that a Share Appreciation Right is exercised, only the actual number of delivered Shares shall be charged against the maximum amount of Shares that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Share Appreciation Right shall, however, be reduced by the number of underlying shares as to which the exercise related, unless the Share Appreciation Right Agreement otherwise provides.

         5.9 NO RIGHTS AS SHAREHOLDER. A Holder of an Option or Share Appreciation Right, as such, shall have no rights as a shareholder.

                                   ARTICLE VI

                             RESTRICTED SHARE AWARDS

         6.1 RESTRICTED SHARE AWARDS. The Committee may make Awards of Restricted Shares to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Share Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Restricted Shares, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to a Restricted Share Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

         Each Restricted Share Award shall be evidenced by a Restricted Share Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

         6.2 HOLDER'S RIGHTS AS SHAREHOLDER. Subject to the terms and conditions of the Plan, each Holder of Restricted Shares shall have all the rights of a shareholder with respect to the Shares included in the Award during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares, if unrestricted Shares of the same class have the right to vote. Dividends paid with respect to Restricted Shares in cash or property other than Shares or rights to acquire Shares shall be paid to the Holder currently. Dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Restricted Shares.

                                   ARTICLE VII

                            PERFORMANCE SHARE AWARDS

         7.1 PERFORMANCE SHARE AWARDS. The Committee may make Awards of Performance Shares to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Performance Share Award shall be based upon the attainment of such Performance Goals as the Committee may determine. A Performance Goal for a particular Performance Share Award must be established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Share Awards, it is intended that the Plan will conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Share Awards made pursuant to the Plan shall be determined by the Committee. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Performance Shares, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to a Performance Share Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.




                                      VII-1

         Each Performance Share Award shall be evidenced by a Performance Share Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

         7.2 HOLDER'S RIGHTS AS SHAREHOLDER. Subject to the terms and conditions of the Plan, each Holder of Performance Shares shall have all the rights of a shareholder with respect to the Shares included in the Award during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares, if unrestricted Shares of the same class have the right to vote. Dividends paid with respect to Performance Shares in cash or property other than Shares or rights to acquire Shares shall be paid to the Holder currently. Dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Performance Shares.

         7.3 INCREASES PROHIBITED. None of the Committee nor, the Board of the Company may increase the amount of compensation payable under a Performance Share Award. If the time at which a Performance Share Award will vest is accelerated for any reason, the number of Shares subject to the Performance Share Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.




                                      VII-2

                                  ARTICLE VIII

                           DEFERRED SHARE UNIT AWARDS


         8.1 DEFERRED SHARE UNIT AWARDS. The Committee may make Awards of Deferred Share Units to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Deferred Share Unit Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of Deferred Share Units credited under the Plan for the benefit of a Holder.

         Each Deferred Share Unit Award shall be evidenced by a Deferred Share Unit Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify. Deferred Share Unit Awards shall be similar to Restricted Shares except that no Shares are actually transferred to the Holder until a later date specified in the Holder's Deferred Share Unit Award Agreement. Each Deferred Share Unit shall have a value equal to the Fair Market Value of a Share.

         8.2 PAYMENTS UNDER DEFERRED SHARE UNIT AWARDS. Payments pursuant to a Deferred Share Unit Awards shall be made at such time as the Committee specifies in the Holder's Award Agreement. Payment under a Deferred Share Unit Award shall be made in Shares that have an aggregate Fair Market Value equal to the value of the Deferred Share Units.

         At the discretion of the Committee, Holders of Deferred Share Unit Awards may be entitled to be credited with dividend units with respect to dividends declared with respect to Shares. Any such dividends may be subject to the same vesting and payout restrictions as apply to the Holder's original Deferred Share Unit Awards.

         8.3 HOLDER'S RIGHTS AS SHAREHOLDER. Subject to the terms and conditions of the Plan, each Holder of Deferred Share Units shall have no rights of a shareholder with respect to the Holder's Deferred Share Units.


                                     VIII-1

                                   ARTICLE IX

                               SUBSTITUTION AWARDS

         Awards may be granted under the Plan from time to time in substitution for options and stock awards held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of shares of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Awards granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the options and stock awards in substitution for which they are granted.

                                    ARTICLE X

                                 ADMINISTRATION

         The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options which are designated as Incentive Stock Options to qualify as Incentive Stock Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                  (a) determine the persons to whom and the time or times at which Awards will be made;

                  (b) determine the number and exercise price of Shares covered in each Award, subject to the terms of the Plan;

                  (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan;

                  (d) accelerate the time at which any outstanding Option or Share Appreciation Right may be exercised or Restricted Share Award or Deferred Share Unit Award will vest;

                  (e) subject to Section 7.3, accelerate the time at which any Performance Share Award will vest;

                  (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

                  (g) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

         The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

         Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall have the power to cancel an Option with an exercise price that exceeds the Fair Market Value of the Shares that may be purchased under such Option on the date of cancellation without the approval of the Company's shareholders.

                                   ARTICLE XI

                        AMENDMENT OR TERMINATION OF PLAN

         The Committee may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion. However, to the extent required under Section 162, 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to the Plan shall be subject to shareholder approval.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

         12.2 NO EMPLOYMENT OR AFFILIATION OBLIGATION. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment or affiliation of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

         12.3 FORFEITURE. Notwithstanding any other provisions of the Plan, an Option Agreement, Share Appreciation Right Agreement, Restricted Share Agreement, Deferred Share Unit Agreement or Performance Share Agreement if the Committee finds by a majority vote after full consideration of the facts that the Holder, before or after termination of such Holder's employment or affiliation relationship with the Company or an Affiliate for any reason committed or engaged in willful misconduct, gross negligence, a breach of fiduciary duty, fraud, embezzlement, theft, a felony, a crime involving moral turpitude or proven dishonesty in the course of such Holder's employment by or affiliation with the Company or an Affiliate, the Holder shall forfeit all outstanding Awards. The decision of the Committee shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Holder by the Company or an Affiliate in any manner.

         12.4 TAX WITHHOLDING. Except with respect to each Holder who is a Non-Employee Director, the Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Option or Share Appreciation Right, or lapse of restrictions on Restricted Shares or Performance Shares. In the alternative, the Company may require the Holder of an Award to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within ten days after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of Shares issued to the Holder upon such Holder's exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the Shares held back shall not exceed the Company's or the Affiliate's minimum statutory withholding tax obligations. The Committee may, in its discretion, permit a Holder to satisfy any minimum tax withholding obligations arising upon the vesting of Restricted Shares or Performance Shares by delivering to the Holder of the Restricted Share Award or Performance Share Award a reduced number of Shares in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of Restricted Shares or Performance Shares, the Company shall (i) calculate the amount of the Company's or an Affiliate's minimum statutory tax withholding obligation on the assumption





                                     XII-1
that all such vested Restricted Shares are made available for delivery, (ii) reduce the number of such Shares made available for delivery so that the Fair Market Value of the Shares withheld on the vesting date approximates the minimum amount of tax the Company or an Affiliate is obliged to withhold and (iii) in lieu of the withheld Shares, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the amount of the minimum withholding tax due. The Company shall withhold only whole Shares to satisfy its minimum withholding obligation. Where the Fair Market Value of the withheld Shares does not equal the Company's minimum withholding tax obligation, the Company shall withhold Shares with a Fair Market Value slightly less than the amount of its minimum withholding obligation and the Holder of the Restricted Share Award, Deferred Share Unit Award or Performance Share Award must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 12.4. The withheld Shares not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and, in either case, the Holder's right, title and interest in such Shares shall terminate. The Company shall have no obligation upon vesting or exercise of any Option, Share Appreciation Right or Deferred Share Unit or lapse of restrictions on Restricted Shares or Performance Shares until the Company or an Affiliate has received payment sufficient to cover all minimum tax withholding amounts due with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

         12.5 WRITTEN AGREEMENT. Each Award shall be embodied in a written agreement which shall be subject to the terms and conditions of the Plan and shall be signed by the Holder and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Holder, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.

         12.6 INDEMNIFICATION OF THE COMMITTEE. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member's duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This





                                     XII-2
right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

         12.7 GENDER. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

         12.8 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

         12.9 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

         12.10 OTHER AWARDS. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

         12.11 PERSONS RESIDING OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

                  (a) determine which Affiliates shall be covered by the Plan;

                  (b) determine which persons employed outside the United States are eligible to participate in the Plan;

                  (c) amend or vary the terms of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States;

                  (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 12.11 by the Committee shall be attached to the Plan document as Appendices; and

                  (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.

         Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.




                                     XII-3

         12.12 GOVERNING LAW. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Texas.






                                     XII-4